UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 31, 2007

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5500 Wayzata Blvd., Suite 310, Golden Valley, MN		55416
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		952-476-9093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

This amendment is being filed to disclose the final terms and correct the reported date of a loan agreement first reported on a Form 8-K first filed on August 6, 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On July 31, 2007, the ProUroCare Medical Inc. (the Company”) borrowed $100,000 for short-term working capital needs from Mr. Phillips W. Smith.  In consideration, on August 9, 2007 the Company executed and delivered to the investor a $100,000 unsecured demand promissory note.  The note bears interest at the prime rate, and is payable on the first to occur of (1) the Company’s closing on $500,000 of new financing or (2) September 15, 2007 (see Note 9).  Under the terms of the promissory note, the Company will issue to the investor five-year warrants (immediately exercisable) to acquire 1,000 shares of the Company’s common stock for each day the promissory note is outstanding (to be prorated if a portion of the loan is repaid), at $0.50 per share.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

August 15, 2007	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer